ADORNO & YOSS
                        A LIMITED LIABILITY PARTNERSHIP
                          2525 PONCE DE LEON BOULEVARD
                                   SUITE 400
                              MIAMI, FL 33134-6012
                   PHONE: (305) 460-1000, FAX (305) 460-1422
                                 WWW.ADORNO.COM



                                 March 23, 2006



Imaging Diagnostic Systems, Inc.
6531 Northwest 18 Court
Plantation, Florida  33313

                 Re: Imaging Diagnostic Systems, Inc., Form S-1
                     Registration Statement filed March 23, 2006

Ladies and Gentlemen:

     We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 27,000,000 shares of the Company's common stock, no par value, which are issuable upon exercise of the Company's put option (the "Option") pursuant to its March 21, 2006, Fifth Private Equity Credit Agreement (the "Private Equity Agreement") with Charlton Avenue, LLC (the "Shares").

     We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, as amended, the Private Equity Agreement, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

     Based on the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized and (ii) when the Option is exercised and the Shares are issued against payment in accordance with the terms of the Option, the Shares will be validly issued, fully paid and non-assessable.

Imaging Diagnostic Systems, Inc.
March 23, 2006
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                                 Sincerely,

                                                 ADORNO & YOSS LLP



RBM